UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019 (April 26, 2019)

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2019, Mr. Bo Kruse notified the Board of Directors (the “Board”) of Y-mAbs Therapeutics, Inc. (the “Company”), that following best practices as the Company’s Executive Vice President, Secretary, Treasurer and Chief Financial Officer, he has determined to retire from the Board at the end of his current term and that he will not stand for re-election to the Board as a Class I director at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”). Mr. Kruse will continue to serve as a member of the Board until the Annual Meeting. Also, Mr. Kruse will continue to serve as the Company’s Executive Vice President, Secretary, Treasurer and Chief Financial Officer both until and following the Annual Meeting. Mr. Kruse advised the Company that his decision not to stand for re-election was not the result of any disagreement with the Company, the Board or its management on any matter relating to the Company’s operations, policies or practices.

Upon the expiration of Mr. Kruse’s current term at the Annual Meeting, the size of the Board will be reduced from nine (9) to eight (8) directors.

The Board has determined to reassign Mr. David N. Gill from a Class II director to Class I director and Ashutosh Tyagi, M.D., from a Class I director to a Class II director. Accordingly, each of Mr. Gill and Dr. Tyagi will stand for election at the Annual Meeting. In addition, the Board has determined that Dr. Gérard Ber will stand for re-election as a Class I director at the Annual Meeting

Mr. Gill currently serves as Chair of the Company’s Audit Committee, as a member of the Company’s Compensation Committee and its Nominating and Corporate Governance Committee, and, if elected as a Class I director at the Annual Meeting, he will continue to serve in those capacities.

Dr. Tyagi currently serves as Chair of the Company’s Nominating and Corporate Governance Committee and, if   elected as a Class II director at the Annual Meeting, he will continue to serve in that capacity.

Dr. Ber currently serves as a member of the Company’s Compensation Committee and its Nominating and Corporate Governance Committee and, if re-elected as a Class I director at the Annual Meeting, he will continue to serve in those capacities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: April 30, 2019	By:	/s/ Thomas Gad
Thomas Gad
Founder, Chairman, President and Head of Business Development